EXHIBIT 32-B
FARO Technologies, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer of FARO Technologies, Inc., (the Company), hereby certify that the Annual Report on Form 10-K for the year ended December 31, 2018 (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 20, 2019
/s/ Robert Seidel
Name: Robert Seidel
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)